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EXHIBIT 11 - Statement re computation of per share earnings

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                                                                  Three Months Ended March 31,
                                                                --------------------------------
                                                                    1998                1997
                                                                ------------        ------------
               (In thousands, except share and per-share amounts)
Calculation of basic earnings per share:
Income from continuing operations                               $     18,053        $     22,405
Less preferred stock dividends                                           (87)                (75)
                                                                ------------        ------------
Income from continuing operations applicable to
    common stock                                                $     17,966        $     22,330
                                                                ============        ============

Total weighted average shares outstanding                         30,727,958          28,034,025
                                                                ============        ============

Basic EPS from continuing operations                            $       0.58        $       0.80
                                                                ============        ============


Calculation of diluted earnings per share:
Income from continuing operations                               $     18,053        $     22,405
Less preferred stock dividends                                           (87)                (75)
Dilutive effect on earnings from conversion of
 mandatorily redeemable convertible
 preferred securities                                                    327
                                                                ------------        ------------

Income from continuing operations applicable to
 common stock                                                   $     18,293        $     22,330
                                                                ============        ============

Weighted average shares outstanding                               30,727,958          28,034,025
Stock option conversion                                            2,415,405           1,460,716
Dilutive effect of conversion of mandatorily redeemable
    convertible preferred securities                                 619,048
Earnings contingency                                                  59,480
                                                                ------------        ------------

Total weighted average shares outstanding                         33,821,891          29,494,741
                                                                ============        ============

Diluted EPS from continuing operations                          $       0.54        $       0.76
                                                                ============        ============
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